Exhibit 11
                            TREX MEDICAL CORPORATION

                        Computation of Earnings per Share


                                                        Nine            Year
                                 Year Ended         Months Ended       Ended
                            ----------------------  ------------      -------
                            Sept. 28,    Sept. 30,    Sept. 30,      Dec. 31,
                                 1996         1995         1995          1994
   --------------------------------------------------------------------------
                                        (Unaudited)
   Computation of
     Primary Earnings
     per Share:

   Net Income (a)         $ 9,344,000 $ 3,592,000   $ 3,483,000   $ 1,194,000
                          ----------- -----------   -----------   -----------
   Shares:
     Weighted average
       shares outstanding  23,365,220  20,000,000    20,000,000    20,000,000

     Add: Shares issuable
          from assumed
          exercise of
          options (as
          determined by
          the application
          of the treasury
          stock method)       118,061     151,414       151,414       151,414
                          ----------- -----------   -----------   -----------
     Weighted average
       shares outstanding,
       as adjusted (b)     23,483,281  20,151,414    20,151,414    20,151,414
                          ----------- -----------   -----------   -----------
   Primary Earnings per
     Share (a) / (b)      $       .40 $       .18   $       .17   $       .06
                          =========== ===========   ===========   ===========
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                                                                    Exhibit 11
                            TREX MEDICAL CORPORATION

                  Computation of Earnings per Share (continued)

                                                        Nine            Year
                                 Year Ended         Months Ended       Ended
                            ----------------------  ------------      -------
                            Sept. 28,    Sept. 30,    Sept. 30,      Dec. 31,
                                 1996         1995         1995          1994
   --------------------------------------------------------------------------
                                        (Unaudited)
   Computation of Fully
     Diluted Earnings
     per Share:

   Income:
     Net Income           $ 9,344,000 $ 3,592,000   $ 3,483,000   $ 1,194,000
                          ----------- -----------   -----------   -----------
     Add: Convertible
          note interest,
          net of tax          828,138           -             -             -
                          ----------- -----------   -----------   -----------
     Income applicable
       to common stock
       assuming full
       dilution (a)       $10,172,138 $ 3,592,000   $ 3,483,000   $ 1,194,000
                          ----------- -----------   -----------   -----------
   Shares:
     Weighted average
       shares outstanding  23,365,220  20,000,000    20,000,000    20,000,000

     Add: Shares issuable
          from assumed
          exercise of
          options (as
          determined by
          the application
          of the treasury
          stock method)       397,558     151,414       151,414       151,414

          Shares issuable
          from assumed
          conversion of
          subordinated
          convertible
          note              2,787,331           -             -             -
                          -----------   ---------   ------------  -----------
     Weighted average
       shares outstanding,
       as adjusted (b)     26,550,109  20,151,414    20,151,414    20,151,414
                          ----------- -----------   -----------   -----------
   Fully Diluted
     Earnings per
     Share (a) / (b)      $       .38 $       .18   $       .17   $       .06
                          =========== ===========   ===========   ===========